EXHIBIT 99.1

NEWS

Contact:    Melody Carey
Rx Communications Group, LLC
917-322-2571

FOR IMMEDIATE RELEASE:

VALERIE ANDREWS AND JAMES CROFTON ELECTED TO COLUMBIA LABORATORIES BOARD OF DIRECTORS

LIVINGSTON, NJ - October 25, 2005 - Columbia Laboratories, Inc. (NASDAQ: CBRX) announced today that as of October 24, its Board of Directors elected Valerie L. Andrews, Associate General Counsel and Chief Compliance Officer of Vertex Pharmaceuticals Incorporated, and James S. Crofton, Senior Vice President and Chief Financial Officer of Sarnoff Corporation, as directors of the Company.

“We are pleased to welcome Valerie and Jim to Columbia’s Board of Directors and we look forward to working with them to bring value to the Company’s shareholders,” commented Stephen G. Kasnet, Chairman of Columbia’s Board.

Fred Wilkinson, Columbia’s President and Chief Executive Officer, added “Valerie brings valuable legal experience in advising public and private companies in the life sciences industry, and Jim’s deep financial and operational experience will contribute significantly to our Company.”

Ms. Andrews and Mr. Crofton are both “independent” directors under the current NASDAQ National Market Listing Standards and bring to seven the number of independent directors on the Company’s eight-person Board. Ms. Andrews is expected to serve on the Board’s Compensation Committee and Nominating and Corporate Governance Committee, and Mr. Crofton is expected to serve on the Audit Committee and the Scientific Committee. In addition, Mr. Crofton qualifies as an “audit committee financial expert” as that term is defined in applicable regulations of the Securities and Exchange Commission.

Before joining Vertex in 2002, Ms. Andrews was Executive Director of Licensing for Massachusetts General and The Brigham and Women’s Hospitals, and prior to that a partner in the law firm of Hill and Barlow. She also served as a law clerk to Chief Judge Levin H. Campbell of the United States Court of Appeals for the First Circuit, and earlier rose to the rank of Captain in the United States Air Force.

Before joining Sarnoff in 1999, Mr. Crofton was Chief Financial Officer of EA Industries, Inc., and prior to that served in various positions with Unisys Corporation, including, Vice President of Finance.

About Columbia Laboratories

Columbia Laboratories, Inc. is a U.S.-based international pharmaceutical company dedicated to the development and commercialization of women's health care and endocrinology products. Columbia markets Prochieve® 8% (progesterone gel) for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency and Prochieve® 4% (progesterone gel) for the treatment of secondary amenorrhea. The Company also markets Striant® (testosterone buccal system) for the treatment of hypogonadism in men. Columbia's products and product candidates utilize the company's bioadhesive drug delivery technology, which is able to deliver a broad range of compounds, including peptides, across many of the body’s mucosal surfaces to address numerous therapeutic areas. The Company is investigating the potential utility of Prochieve 8% in the prevention of preterm birth and developing a vaginally-administered lidocaine gel to treat dysmenorrhea and pelvic pain. For more information, please visit www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, certain statements of Columbia Laboratories, Inc.’s expectations made in this press release, including those regarding the Company’s clinical research programs, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations of Columbia Laboratories and its management team. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements.  Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: the successful marketing of Striant®, Prochieve® 8% and Prochieve® 4%; the timely and successful development of products; timely and successful completion of clinical studies, including the Prochieve® 8% study for preventing preterm delivery and lidocaine vaginal gel studies; success in obtaining acceptance and approval of new products and indications for current products by the FDA and international regulatory agencies, including acceptance and approval of an indication for preventing preterm birth for Prochieve® 8% from the FDA; the impact of competitive products and pricing; competitive economic and regulatory factors in the pharmaceutical and health care industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the Securities and Exchange Commission.  Columbia Laboratories undertakes no obligation to publicly update any forward-looking statements.

Striant® and Prochieve® are registered trademarks of Columbia Laboratories, Inc.

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